BNY Mellon Third Quarter 2015 Financial Highlights October 20, 2015

2 Third Quarter 2015 – Financial Highlights Cautionary Statement A number of statements in our presentations, the accompanying slides and the responses to your questions are “forward-looking statements.” Words such as “estimate”, “forecast”, “project”, “anticipate”, “target”, “expect”, “intend”, “continue”, “seek”, “believe”, “plan”, “goal”, “could”, “should”, “may”, “will”, “strategy”, “opportunities”, “trends” and words of similar meaning signify forward-looking statements. These statements relate to, among other things, The Bank of New York Mellon Corporation’s (the “Corporation”) expectations regarding: our capital plans, estimated capital ratios and expectations regarding those ratios; preliminary business metrics; and statements regarding the Corporation's aspirations, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates, intentions, targets, opportunities and initiatives. These forward-looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of the factors described under “Forward Looking Statements” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”), and in other filings of the Corporation with the Securities and Exchange Commission (the “SEC”).  Such forward-looking statements speak only as of October 20, 2015, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. Non-GAAP Measures:  In this presentation we may discuss some non-GAAP measures in detailing the Corporation’s performance, which exclude certain items or otherwise include components that differ from GAAP.  We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations.  We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance.  Additional disclosures relating to non-GAAP adjusted measures are contained in the Corporation’s reports filed with the SEC, including the 2014 Annual Report and the Corporation's Earnings Release for the quarter ended September 30, 2015, included as an exhibit to our Current Report on Form 8-K filed on October 20, 2015 (the “Earnings Release”), available at www.bnymellon.com/investorrelations.

3 Third Quarter 2015 – Financial Highlights Third Quarter 2015 Financial Highlights • Earnings per common share of $0.74 • Earnings per common share +16% on an adjusted basis1 • Generated more than 370 bps of positive operating leverage on an adjusted basis1 • Total revenue +1% on an adjusted basis1 ▪ Net interest revenue +5% • Total noninterest expense (3%) on an adjusted basis1 • Results demonstrate continued focus on Business Improvement Process • Enhancing client service delivery • Investing in technology platforms for future revenue growth • Ongoing investments in risk management and regulatory compliance • Executing on capital plan and return of value to common shareholders • Return on tangible common equity1 of 21% • Repurchased 15.8 million common shares for $690 million in 3Q15 1 Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. Note: All comparisons are 3Q15 versus 3Q14. bps - basis points

4 Third Quarter 2015 – Financial Highlights Third Quarter 2015 Key Messages • Executing on our strategic priorities; delivering on our three-year financial goals set at Investor Day • Driving profitable revenue growth by deepening client relationships and maintaining pricing discipline when competing in the marketplace • Continued progress on our Business Improvement Process from investments to leverage scale, increase efficiency and effectiveness, and reduce risk and structural costs • Continue to return significant value to shareholders through share repurchases and dividends

5 Third Quarter 2015 – Financial Highlights Third Quarter 2015 Key Performance Drivers • Earnings per common share of $0.74, +16% on an adjusted basis1, driven by Asset Servicing, Global Collateral Services, Broker-Dealer Services and Clearing Services; market-sensitive revenue and expense control • Investment management and performance fees (6%), or (2%) on a constant currency basis (Non-GAAP)1, driven by lower performance fees, lower equity market values, net outflows and the sale of Meriten Investment Management GmbH (“Meriten”), partially offset by the impact of the 1Q15 acquisition of Cutwater Asset Management (“Cutwater”) and strategic initiatives • Investment services fees +2% reflecting net new business and organic growth, primarily in Global Collateral Services, Broker-Dealer Services and Asset Servicing and higher Clearing Services revenue, partially offset by the unfavorable impact of a stronger U.S. dollar • Market-sensitive revenue driven by volatility and first-half 2015 balance sheet actions • Foreign Exchange +17% driven by higher volatility and volumes • Securities Lending +3% driven by volume • Net interest revenue +$38 million driven by higher securities and loans due to higher deposits and a shift out of cash and lower interest expense incurred on deposits • Provision for credit losses was $1 million in 3Q15 versus a credit of $19 million in 3Q14 • Noninterest expense on an adjusted basis1 (3%), lower in nearly all categories, reflecting the favorable impact of a stronger U.S. dollar and the benefit of the Business Improvement Process which focuses on reducing structural costs • Effective tax rate of 25.4% in 3Q15 1 Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. Note: All comparisons are 3Q15 versus 3Q14.

6 Third Quarter 2015 – Financial Highlights Summary Financial Results for Third Quarter 2015 Growth vs. $ in millions, except per share data 3Q15 2Q15 3Q14 2Q15 3Q14 Revenue $ 3,790 $ 3,886 $ 4,611 (2)% (18)% Expenses $ 2,680 $ 2,727 $ 2,968 (2)% (10)% Income before income taxes $ 1,109 $ 1,165 $ 1,662 (5)% N/M Pre-tax operating margin 29% 30% 36 % EPS $ 0.74 $ 0.73 $ 0.93 1 % N/M Return on Tangible Common Equity1 20.8% 21.5% 26.2% 1 Represents a Non-GAAP measure. See Appendix for reconciliation. Additional disclosures regarding this measure and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. Note: Provision for credit losses was $1 million in 3Q15 versus a credit of $19 million in 3Q14 and a credit of $6 million in 2Q15. N/M - not meaningful

7 Third Quarter 2015 – Financial Highlights Summary Financial Results for Third Quarter 2015 (Non-GAAP)1 Growth vs. $ in millions, except per share data 3Q15 2Q15 3Q14 2Q15 3Q14 Revenue $ 3,795 $ 3,849 $ 3,752 (1)% 1 % Expenses $ 2,603 $ 2,603 $ 2,673 —% (3)% Operating leverage (140) bps 376 bps Income before income taxes $ 1,191 $ 1,252 $ 1,098 (5)% 8 % Pre-tax operating margin 31% 33% 29 % EPS $ 0.74 $ 0.77 $ 0.64 (4)% 16 % Return on Tangible Common Equity 21.0% 22.5% 18.4% 1 Represent Non-GAAP measures. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. bps - basis points

Fee and Other Revenue (Consolidated)

($ in millions)	3Q15	Growth vs. 2Q15	Growth vs. 3Q14
Investment services fees:			
Asset servicing[1]	$ 1,057	— %	3 %
Clearing services	345	(1)	2
Issuer services	313	34	(1)
Treasury services	137	(5)	(4)
Total investment services fees	1,852	4	2
Investment management and performance fees	829	(6)	(6)
Foreign exchange and other trading revenue	179	(4)	17
Financing-related fees	71	22	61
Distribution and servicing	41	5	(7)
Total fee revenue excluding investment and other income	2,972	1	1
Investment and other income	59	(43)	N/M[2]
Total fee revenue	3,031	(1)	(21)
Net securities gains	22	N/M	N/M
Total fee and other revenue	$ 3,053	— %	(21)%

Year-over-Year Drivers

Asset Servicing

- Organic growth in Global Collateral Services, Broker-Dealer Services and Asset Servicing, and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar

Clearing Services

- Higher mutual fund and asset-based fees

Issuer Services

- Lower fees in Depositary Receipts and the unfavorable impact of a stronger U.S. dollar in Corporate Trust, partially offset by net new business in Corporate Trust

Treasury Services

- Lower payment volumes

Investment Management and Performance Fees

- (2%) on a constant currency basis (Non-GAAP)[3], driven by lower performance fees, lower equity market values, net outflows and the sale of Meriten, partially offset by the impact of the 1Q15 acquisition of Cutwater and strategic initiatives

Foreign Exchange & Other Trading Revenue

- FX revenue of $180MM, +17%, driven by higher volatility and volumes

Financing-related Fees

- Higher fees related to secured intraday credit provided to dealers in connection with their tri-party repo activity and higher underwriting fees

[1] Asset servicing fees include securities lending revenue of $38 million in 3Q15, $37 million in 3Q14, and $49 million in 2Q15.
[2] In 3Q14, investment and other income was $890 million, which included $490 million for the gain on the sale of our investment in Wing Hang and $346 million for the gain on the sale of the One Wall Street building; and $104 million in 2Q15.
[3] Represents a Non-GAAP measure. See Appendix for reconciliation. Additional disclosures regarding this measure and other Non-GAAP adjusted measures are available in the Corporation's reports filed with the SEC, available at www.bnymellon.com/investorrelations.
Note: Please reference earnings release for quarter-over-quarter variance explanations.
N/M - not meaningful

8 Third Quarter 2015 – Financial Highlights BNY MELLON

9 Third Quarter 2015 – Financial Highlights Investment Management Metrics Change in Assets Under Management (AUM)1 Growth vs. $ in billions 3Q15 LTM 3Q15 2Q15 3Q14 Beginning balance of AUM $1,700 $1,620 Net inflows (outflows): Long-Term: Equity (4) (27) Fixed income (3) 2 Index (10) (10) Liability-driven investments2 11 48 Alternative investments 1 7 Total long-term inflows (outflows) (5) 20 Short-term: Cash (10) (14) Total net inflows (outflows) (15) 6 Net market/currency impact/acquisition (60) (1) Ending balance of AUM3 $1,625 $1,625 (4)% —% Average balances: Growth vs. $ in millions 3Q15 2Q15 3Q14 Average loans $ 12,779 4% 19% Average deposits $ 15,282 4% 11% 1 Excludes securities lending cash management assets and assets managed in the Investment Services business. In 3Q15, prior period AUM was restated to reflect the reclassification of Meriten from the Investment Management business to the Other segment. 2 Includes currency overlay assets under management. 3 Preliminary.

Investment Services Metrics

	3Q15	Growth vs. 2Q15	Growth vs. 3Q14
Assets under custody and/or administration at period end *(trillions)*[1,2]	$ 28.5	— %	1 %
Estimated new business wins (AUC/A) *(billions)*[3]	$ 84		
Market value of securities on loan at period end *(billions)*[4]	$ 288	2 %	2 %
Average loans *(millions)*	$ 38,025	(1)%	13 %
Average deposits *(millions)*	$ 230,153	(3)%	4 %
Broker-Dealer			
Average tri-party repo balances *(billions)*	$ 2,142	(1)%	4 %
Clearing Services			
Global DARTS volume *(thousands)*	246	2 %	18 %
Average active clearing accounts (U.S. platform) *(thousands)*	6,107	1 %	5 %
Average long-term mutual fund assets (U.S. platform) *(millions)*	$ 447,287	(4)%	1 %
Depositary Receipts			
Number of sponsored programs	1,176	(2)%	(10)%

[1] Includes the AUC/A of CIBC Mellon of $1.0 trillion at Sept. 30, 2015, $1.1 trillion at June 30, 2015 and $1.2 trillion at Sept. 30, 2014.
[2] Preliminary.
[3] Estimated new business wins were $933 billion in 2Q15 and $154 billion in 3Q14. Beginning with 3Q15, estimated new business wins are determined based on finalization of the contract as compared to the prior methodology of receipt of a mandate. Prior periods have been restated for comparative purposes.
[4] Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $61 billion at Sept. 30, 2015, $68 billion at June 30, 2015 and $65 billion at Sept. 30, 2014.

10 Third Quarter 2015 – Financial Highlights BNY MELLON

11 Third Quarter 2015 – Financial Highlights Net Interest Revenue Growth vs. Year-over-Year Drivers ($ in millions) 3Q15 2Q15 3Q14 Net interest revenue (non-FTE) $ 759 (3)% 5 % Net Interest Revenue Ÿ Higher securities and loans due to higher deposits Ÿ Shift out of cash Ÿ Lower interest expense on deposits Net interest revenue (FTE) - Non-GAAP 773 (3) 5 Net interest margin (FTE) 0.98% (2) bps 4 bps Selected Average Balances: Cash/interbank investments $ 130,090 4% (7)% Trading account securities 2,737 (16) (50) Securities 121,188 (6) 8 Loans 61,657 1 12 Interest-earning assets 315,672 (1) 1 Interest-bearing deposits 169,753 (1) 3 Noninterest-bearing deposits 85,046 — 3 Note: Please reference earnings release for quarter-over-quarter variance explanations. FTE – fully taxable equivalent bps – basis points

Noninterest Expense

($ in millions)	3Q15	Growth vs. 2Q15	Growth vs. 3Q14
Staff	$ 1,437	— %	(3)%
Professional, legal and other purchased services	301	1	(7)
Software and equipment	226	(1)	(3)
Net occupancy	152	2	(1)
Distribution and servicing	95	(1)	(11)
Sub-custodian	65	(13)	(3)
Business development	59	(18)	(3)
Other	268	7	7
Amortization of intangible assets	66	2	(12)
M&I, litigation and restructuring charges	11	N/M	N/M
Total noninterest expense – GAAP	$ 2,680	(2)%	(10)%
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP[1]	$ 2,603	— %	(3)%
Full-time employees	51,300	600	400

Year-over-Year Drivers

- Lower expenses in all categories, except other expense. The lower expenses primarily reflect the favorable impact of a stronger U.S. dollar, lower legal and consulting expenses and the benefit of the Business Improvement Process which focuses on reducing structural costs. The decrease was partially offset by higher consulting expenses associated with regulatory requirements.
- Total staff expense decreased primarily reflecting the favorable impact of a stronger U.S. dollar, the impact of curtailing the U.S. pension plan and lower incentive expense, partially offset by the annual employee merit increase and higher severance expense

[1] Represents a Non-GAAP measure. See Appendix for reconciliation. Additional disclosures regarding this measure and other Non-GAAP adjusted measures are available in the Corporation's reports filed with the SEC, available at www.bnymellon.com/investorrelations.

Note: Please reference earnings release for quarter-over-quarter variance explanations.

N/M - not meaningful

12 Third Quarter 2015 – Financial Highlights BNY MELLON

13 Third Quarter 2015 – Financial Highlights Capital Ratios Highlights 9/30/15 6/30/15 12/31/14 Consolidated regulatory capital ratios:1,2 Ÿ Repurchased 15.8 million common shares for $690 million in 3Q15 Ÿ In 3Q15, declared a quarterly dividend of $0.17 per common share Ÿ Compliant with fully phased-in U.S. Liquidity Coverage Ratio (LCR)5 CET1 ratio 10.5% 10.9% 11.2% Tier 1 capital ratio 11.9 12.5 12.2 Total (Tier 1 plus Tier 2) capital ratio 12.2 12.8 12.5 Leverage capital ratio 5.9 5.8 5.6 Selected regulatory capital ratios - fully phased-in - Non- GAAP:1 Estimated CET1 ratio: Standardized approach 9.9% 10.0% 10.6% Advanced approach 9.3 9.9 9.8 Estimated supplementary leverage ratio ("SLR")3,4 4.8% 4.6% 4.4% Note: See corresponding footnotes on following slide.

14 Third Quarter 2015 – Financial Highlights Capital Ratio Footnotes 1 Sept. 30, 2015 regulatory capital ratios are preliminary. See the “Capital Ratios” section in the earnings release for additional detail. 2 At Sept. 30, 2015 and June 30, 2015, the CET1, Tier 1 and Total risk-based consolidated regulatory capital ratios determined under the transitional Basel III Standardized Approach were 11.2%, 12.7% and 13.2%, and 11.3%, 12.9%, and 13.4%, respectively. At Dec. 31, 2014, the CET1, Tier 1 and Total risk-based consolidated regulatory capital ratios determined under the transitional Standardized Approach were 15.0%, 16.3% and 16.9%, and were calculated based on Basel III components of capital, as phased-in, and asset risk-weightings using Basel I-based requirements. 3 Please reference slide 21. See the “Capital Ratios” section in the earnings release for additional detail. 4 The estimated SLR on a fully phased-in basis (Non-GAAP) for our largest bank subsidiary, The Bank of New York Mellon, was 4.6% at Sept. 30, 2015. 5 The U.S. LCR rules became effective Jan. 1, 2015 and require BNY Mellon to meet an LCR of 80%, increasing annually by 10% increments until fully phased-in on Jan. 1, 2017, at which time we will be required to meet an LCR of 100%. Our estimated LCR on a consolidated basis is compliant with the fully phased-in requirements of the U.S. LCR as of Sept. 30, 2015 based on our current understanding of the U.S. LCR rules.

APPENDIX

16 Third Quarter 2015 – Financial Highlights Investment Management . Growth vs. ($ in millions) 3Q15 2Q15 3Q14 Investment management and performance fees $ 811 (5)% (6)% Distribution and servicing 37 (3) (8) Other1 (2) N/M N/M Net interest revenue 83 6 20 Total Revenue $ 929 (6)% (6)% Noninterest expense (ex. amortization of intangible assets) $ 668 (5)% (7)% Income before taxes (ex. amortization of intangible assets) $ 261 (9)% (5)% Amortization of intangible assets 24 (4)% (17)% Income before taxes $ 237 (10)% (3)% Pre-tax operating margin 26% (103) bps 80 bps Adjusted pre-tax operating margin2,3 34% (60) bps 30 bps 1 Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income. 2 Excludes the net negative impact of money market fee waivers, amortization of intangible assets and is net of distribution and servicing expense. 3 Represents a Non-GAAP measure. See Slide 22 for reconciliation. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. N/M - not meaningful bps – basis points

17 Third Quarter 2015 – Financial Highlights Investment Services Growth vs. ($ in millions) 3Q15 2Q15 3Q14 Investment services fees: Asset servicing $ 1,031 — % 3% Clearing services 345 — 3 Issuer services 312 33 (1) Treasury services 135 (4) (3) Total investment services fees $ 1,823 4 2 Foreign exchange and other trading revenue 177 (1) 11 Other1 87 2 47 Net interest revenue 628 (1) 8 Total revenue $ 2,715 2% 5% Noninterest expense (ex. amortization of intangible assets) $ 1,822 (1) — Income before taxes (ex. amortization of intangible assets) $ 893 9% 18% Amortization of intangible assets 41 3 (7) Income before taxes $ 852 10% 19% Pre-tax operating margin 31% 221 bps 387 bps Pre-tax operating margin (ex. amortization of intangible assets) 33% 218 bps 366 bps Investment services fees as a percentage of noninterest expense2 101% 261 bps 48 bps 1 Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income. 2 Noninterest expense excludes amortization of intangible assets and litigation expense. bps – basis points

Expense & Pre-Tax Operating Margin - Non-GAAP Reconciliation

($ in millions)	3Q15		2Q15		3Q14	
Total revenue – GAAP	$	3,790	$	3,886	$	4,611
Less: Net (loss) income attributable to noncontrolling interests of consolidated investment management funds		(5)		37		23
Gain on the sale of our investment in Wing Hang		—		—		490
Gain on the sale of the One Wall Street building		—		—		346
Total revenue, as adjusted – Non-GAAP[2]	$	3,795	$	3,849	$	3,752
Total noninterest expense – GAAP	$	2,680	$	2,727	$	2,968
Less: Amortization of intangible assets		66		65		75
M&I, litigation and restructuring charges		11		59		220
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP[2]	$	2,603	$	2,603	$	2,673
Provision for credit losses		1		(6)		(19)
Income before income taxes, as adjusted – Non-GAAP[2]	$	1,191	$	1,252	$	1,098
Pre-tax operating margin – Non-GAAP[1,2]		31%[3]		33%[3]		29%

[1] Income before taxes divided by total revenue.
[2] Non-GAAP excludes net income attributable to noncontrolling interests of consolidated investment management funds, the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, amortization of intangible assets and M&I, litigation and restructuring charges (recoveries), if applicable.
[3] Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis these investments would increase revenue and income before taxes by $53 million for 3Q15, $52 million for 2Q15 and $64 million for 1Q15 and would increase our pre-tax operating margin by approximately 1.0% for 3Q15, 0.9% for 2Q15 and 1.2% for 1Q15.

18 Third Quarter 2015 – Financial Highlights
BNY MELLON

Return on Tangible Common Equity Reconciliation

($ in millions)	3Q15	2Q15	3Q14
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$ 820	$ 830	$ 1,070
Add: Amortization of intangible assets, net of tax	43	44	49
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	863	874	1,119
Less: Gain on the sale of our investment in Wing Hang	—	—	315
Gain on the sale of the One Wall Street building	—	—	204
Add: M&I, litigation and restructuring charges	8	38	183
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP[2]	$ 871	$ 912	$ 783
Average common shareholders' equity	$ 35,588	$ 35,516	$ 36,751
Less: Average goodwill	17,742	17,752	18,109
Average intangible assets	3,962	4,031	4,274
Add: Deferred tax liability – tax deductible goodwill[1]	1,379	1,351	1,317
Deferred tax liability – intangible assets[1]	1,164	1,179	1,230
Average tangible common shareholders' equity - Non-GAAP	$ 16,427	$ 16,263	$ 16,915
Return on tangible common equity – Non-GAAP[2,3]	20.8%	21.5%	26.2%
Return on tangible common equity – Non-GAAP adjusted[2,3]	21.0%	22.5%	18.4%

[1] Deferred tax liabilities are based on fully phased-in Basel III rules.
[2] Non-GAAP excludes amortization of intangible assets, net of tax, the gains on the sales of our investment in Wing Hang and the One Wall Street building, and M&I, litigation and restructuring charges, if applicable.
[3] Annualized.

19 Third Quarter 2015 – Financial Highlights BNY MELLON

Earnings Per Share & GAAP Revenue Reconciliation

Earnings per share	3Q15	2Q15	3Q14	Growth vs. 2Q15	Growth vs. 3Q14
GAAP results	$ 0.74	$ 0.73	$ 0.93		
Add: Litigation and restructuring charges	0.01	0.03	0.16		
Less: Gain on the sale of our investment in Wing Hang Bank	—	—	0.27		
Gain on the sale of the One Wall Street building	—	—	0.18		
Non-GAAP results	$ 0.74 [1]	$ 0.77 [1]	$ 0.64	(4)%	16%

Revenue - GAAP ($ in millions)	3Q15	2Q15	3Q14
Investment services fees:			
Asset servicing[2]	$ 1,057	$ 1,060	$ 1,025
Clearing services	345	347	337
Issuer services	313	234	315
Treasury services	137	144	142
Total investment services fees	1,852	1,785	1,819
Investment management and performance fees	829	878	881
Foreign exchange and other trading revenue	179	187	153
Financing-related fees	71	58	44
Distribution and servicing	41	39	44
Investment and other income	59	104	890
Total fee revenue	3,031	3,051	3,831
Net securities gains	22	16	20
Total fee and other revenue	$ 3,053	$ 3,067	$ 3,851
(Loss) Income from consolidated investment management funds	(22)	40	39
Net interest revenue	759	779	721
Total revenue - GAAP	$ 3,790	$ 3,886	$ 4,611

[1] Does not foot due to rounding.
[2] Asset servicing fees include securities lending revenue of $38 million in 3Q15, $37 million in 3Q14, and $49 million in 2Q15.

20 Third Quarter 2015 – Financial Highlights BNY MELLON

Estimated Fully Phased-In SLR[1] - Non-GAAP Reconciliation

($ in millions)	9/30/15[2]	6/30/15	12/31/14
Total estimated fully phased-in Basel III CET1 - Non-GAAP	$ 16,077	$ 15,931	$ 15,931
Additional Tier 1 capital	2,530	2,545	1,550
Total Tier 1 capital	$ 18,607	$ 18,476	$ 17,481
Total leverage exposure:			
Quarterly average total assets	$ 373,453	$ 378,279	$ 385,232
Less: Amounts deducted from Tier 1 capital	19,532	19,779	19,947
Total on-balance sheet assets, as adjusted	353,921	358,500	365,285
Off-balance sheet exposures:			
Potential future exposure for derivatives contracts (plus certain other items)	8,358	9,222	11,376
Repo-style transaction exposures included in SLR	362	6,589	302
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	27,482	27,251	21,850
Total off-balance sheet exposures	36,202	43,062	33,528
Total leverage exposure	$ 390,123	$ 401,562	$ 398,813
Estimated fully phased-in SLR - Non-GAAP	4.8% [3]	4.6%	4.4%

[1] The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs.
[2] Sept. 30, 2015 information is preliminary.
[3] The estimated SLR on a fully phased-in basis (Non-GAAP) for our largest bank subsidiary, The Bank of New York Mellon, was 4.6% at Sept. 30, 2015.

21 Third Quarter 2015 – Financial Highlights BNY MELLON

22 Third Quarter 2015 – Financial Highlights Pre-Tax Operating Margin – Investment Management Reconciliation 3Q15 2Q15 3Q14 ($ in millions) Income before income taxes – GAAP $ 237 $ 263 $ 245 Add: Amortization of intangible assets 24 25 29 Money market fee waivers 28 29 30 Income before income taxes excluding amortization of intangible assets and money market fee waivers – Non-GAAP $ 289 $ 317 $ 304 Total revenue – GAAP $ 929 $ 991 $ 989 Less: Distribution and servicing expense 94 95 105 Money market fee waivers benefiting distribution and servicing expense 35 37 37 Add: Money market fee waivers impacting total revenue 63 66 67 Total revenue net of distribution and servicing expense and excluding money market fee waivers - Non- GAAP $ 863 $ 925 $ 914 Pre-tax operating margin1 26% 27% 25% Pre-tax operating margin excluding amortization of intangible assets, money market fee waivers and net of distribution and servicing expense – Non-GAAP1 34% 34% 33% 1 Income before taxes divided by total revenue.

23 Third Quarter 2015 – Financial Highlights Investment Management and Performance Fees - Non-GAAP Investment management and performance fees - Consolidated Growth vs. ($ in millions) 3Q15 3Q14 3Q14 Investment management and performance fees - GAAP $ 829 $ 881 (6)% Impact of changes in foreign currency exchange rates — (39) Investment management and performance fees, as adjusted - Non-GAAP $ 829 $ 842 (2)% Investment management fees - Investment Management business Growth vs. ($ in millions) 3Q15 3Q14 3Q14 Investment management fees - GAAP $ 804 $ 843 (5)% Impact of changes in foreign currency exchange rates — (37) Investment management fees, as adjusted - Non-GAAP $ 804 $ 806 — %